Exhibit 10.3

SUSPENSION OF RIGHTS AGREEMENT

To:    JPMorgan Chase Bank, N.A., as Administrative Agent
From:    Michael Kors (USA), Inc. (the “Company”), Capri Holdings Limited (“Capri Holdings”) and the Foreign Subsidiary Borrowers party to the Credit Agreement (as defined below) (collectively, the “Borrowers”)
Date:    September 23, 2021 Ladies & Gentlemen:
Third Amended and Restated Credit Agreement, dated as of November 15, 2018 (as amended by the First Amendment to Third Amended and Restated Credit Agreement, dated as of March 20, 2020 and the Second Amendment to Third Amended and Restated Credit Agreement and First Amendment to Third Amended and Restated Guarantee Agreement, dated as of June 25, 2020, the “Credit Agreement”) among, the Borrowers, JPMorgan Chase Bank, N.A., as Administrative Agent, the Lenders thereto and the other parties party thereto.
1We are writing to you in your capacity as Administrative Agent under the Credit Agreement. Unless otherwise defined in this letter, terms defined in the Credit Agreement have the same meaning when used in this letter. The term “Non-USD Currency” in this letter shall mean collectively or individually:
☒ Pounds Sterling
☒ Euro
☒ Swiss Francs
☒ Japanese Yen

2The Borrowers each acknowledge that from December 31, 2021, panel submissions for all Non-USD Currency LIBO Rate tenors and 1-week and 2-month Dollar LIBO Rate tenors shall cease, following which representative LIBO Rates for such currencies and tenors shall cease to be available (the “2021 LIBOR Cessation”).

3For good and valuable consideration, including delaying the incurrence of costs required to update the terms of the Credit Agreement in connection with the 2021 LIBOR Cessation, and in lieu of amending or waiving any term of the Credit Agreement, each of the Borrowers agrees with effect from September 23, 2021 to suspend its following rights under the Credit Agreement:

(a)Each of the Borrowers agrees that, notwithstanding anything to the contrary in the Loan Documents, (i) from and after December 31, 2021, no Non-USD Currency shall be available as a Foreign Currency under the 2023 Revolving Facility and no Lender shall be obligated to participate in any Borrowing under the 2023 Revolving Facility in a Non-USD Currency and (ii) any and all outstanding Non-USD Currency Loans shall have been repaid or prepaid by the Borrowers on or before December 31, 2021;

Exhibit 10.3
(b)each of the Borrowers agrees that, notwithstanding anything to the contrary in the Loan Documents, after the date hereof it shall no longer be permitted to select an Interest Period of two months for any Borrowing in Dollars, in each case, without consent of the Majority Facility Lenders under the relevant Facility (clause (a) and (b) together, the “Suspension of Rights”); and

(c)each of the Borrowers agrees that, if a Borrowing Request, Interest Election Request or instruction is given under the Credit Agreement after the date hereof that selects (a) Non-USD Currency as the currency of a Loan, such Borrowing Request, Interest Election Request or instruction shall be deemed to be amended to select Dollars as the currency of that Loan or (b) an Interest Period under the Credit Agreement that uses 2-month Dollar LIBO Rate to calculate interest, such Borrowing Request, Interest Election Request or instruction shall be deemed to be amended to select an Interest Period of 1 month and, in each case, agrees that only such amended Borrowing Request, Interest Election or instruction will have effect under the Credit Agreement.

4The Suspension of Rights shall cease to have effect (and all rights of the Borrowers under the Credit Agreement in respect of the terms set out in paragraph 3 above in effect immediately prior to the Suspension of Rights shall be in full force and effect) following notice from the Company to the Administrative Agent, provided that, such notice shall only be effective if, prior to the date of such notice, amendments to the Credit Agreement to take account of the 2021 LIBOR Cessation and to replace LIBO Rate with an alternative benchmark with respect to Non-USD Currency Loans have become effective pursuant to and in accordance with the terms of the Credit Agreement.

5Each of the Borrowers agrees to indemnify and hold harmless the Administrative Agent and each other Indemnitee for any damage, loss, cost, liability, claim or reasonable expense (which, in the case of counsel, shall be limited as set forth in Section 9.03(b) of the Credit Agreement) whatsoever incurred (A) in connection with a breach of any Borrower’s agreements in paragraphs 3(a) and 3(b) above or (B) in connection with giving effect to the instruction of any Borrower in paragraph 3(c) above, unless directly caused by the Administrative Agent’s or such Indemnitee’s gross negligence, bad faith or willful misconduct.

6This letter is hereby designated as a Loan Document and we acknowledge that this letter will be posted to the Debt Domain, Intralinks, Syndtrak, ClearPar or equivalent site established for Lenders for the Credit Agreement. We acknowledge and agree that each Lender under the Credit Agreement may rely on and shall be a third party beneficiary of this letter.

7Please sign and return to us the enclosed copy of this notice by way of your acknowledgement to the contents set out in this letter.

8This letter may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

9This letter has been duly executed and delivered by each of the Borrowers and constitutes a legal, valid and binding obligation of each of the Borrowers, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Exhibit 10.3
10.The provisions of Section 9.09 and Section 9.10 of the Credit Agreement shall apply, mutatis mutandis, to this letter.

Exhibit 10.3

Very truly yours,
MICHAEL KORS (USA), INC.

By: /s/ David Provenzano
Name: David Provenzano
Title: Treasurer

CAPRI HOLDINGS LIMITED

By: /s/ David Provenzano
Name: David Provenzano
Title: Treasurer

MICHAEL KORS (SWITZERLAND) GMBH

By: /s/ David Provenzano
Name: David Provenzano
Title: Managing Officer

MICHAEL KORS (EUROPE) B.V.

By: /s/ David Provenzano
Name: David Provenzano
Title: Director

MICHAEL KORS (CANADA) HOLDINGS LTD.

By: /s/ David Provenzano
Name: David Provenzano
Title: Treasurer

Exhibit 10.3
Agreed and accepted by:
JPMorgan Chase Bank, N.A., as Administrative Agent

By: /s/ Anthony Galea
Name: Anthony Galea
Title: Executive Director